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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" in Registration Statements No. 333-15469 (Form S-3); No. 333-21127 (Form S-3); No. 333-06793 (Form S-3); No. 333-16995 (Form S-3); No. 333-29825 (Form S-3) and
No. 333-26611 (Form S-8) and to the incorporation by reference therein of our report dated March 5, 1998 with respect to the consolidated financial statements of SFX Broadcasting, Inc. and Subsidiaries at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.




                                                /s/Ernst & Young LLP



New York, New York
March 16, 1998